                                    PULASKI
                                   FURNITURE
                                  CORPORATION

                               January 12, 2000


TO THE SHAREHOLDERS OF
PULASKI FURNITURE CORPORATION

Notice is hereby given that the annual meeting of shareholders of Pulaski Furniture Corporation will be held at the Wyndham Roanoke Airport (formerly the Roanoke Airport Marriott), 2801 Hershberger Road, N.W., Roanoke, Virginia, on Friday, February 11, 2000, at 10:00 a.m., for the following purposes:

(1)To elect one Class I Director to serve until the 2003 annual meeting of shareholders; and

(2)To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 17, 1999, are entitled to notice of, to vote at, and to participate in, such meeting.

SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). THE PROXY MAY BE REVOKED BY DELIVERING ANOTHER PROXY OR BY WRITTEN NOTICE OF REVOCATION DELIVERED TO THE CORPORATION AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                      By Order of The Board of Directors

                          IRA S. CRAWFORD, Secretary

YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING YOU MAY THEN WITHDRAW YOUR PROXY.

                         PULASKI FURNITURE CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY 11, 2000

                              GENERAL INFORMATION

The solicitation of the enclosed proxy is made on behalf of the Board of Di-rectors of Pulaski Furniture Corporation (the "Corporation"), to be used at the annual meeting of shareholders to be held at the Wyndham Roanoke Airport (formerly the Roanoke Airport Marriott), 2801 Hershberger Road, N.W., Roanoke, Virginia, on Friday, February 11, 2000, at 10:00 a.m., and at any adjournment thereof.

The mailing address of the principal executive offices of the Corporation is Pulaski Furniture Corporation, One Pulaski Square, Post Office Box 1371, Pulaski, Virginia 24301.

An annual report to shareholders, including financial statements for the fis-cal year ended October 31, 1999, is enclosed with this proxy statement.

The cost of the solicitation of proxies will be borne by the Corporation. So-licitations will be made by the use of the mails, except that officers and other employees of the Corporation may make solicitations of proxies by tele-phone or telegraph or by personal calls. It is contemplated that brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corpora-tion will reimburse them for their charges and expenses.

The Corporation has 10,000,000 authorized shares of common stock (the "Common Stock"), of which 2,895,625 shares were outstanding on December 17, 1999 (the "Record Date"). The Corporation has 1,000,000 authorized shares of preferred stock, of which no shares were outstanding on the Record Date. The Proxy Statement is being mailed on or about January 12, 2000, to shareholders of record at the close of business on the Record Date. Only shareholders of rec-ord on the Record Date will be entitled to vote at the annual meeting. Each outstanding share of Common Stock will entitle the holder thereof to one vote at the annual meeting of shareholders. Shares represented by properly executed proxies delivered pursuant to this solicitation will be voted, as specified, at the meeting and any adjournment thereof.

                             ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into Classes I, II and III, with one Class being elected every year for a term of three years. At the 2000 annual meeting, one Director is expected to be elected to Class I to hold of-fice for a term of three years or until the respective successor is duly elected and qualified. It is the intention of the persons named in the en-closed proxy to vote such proxy for the election as Director of the nominee named below. If such nominee should become unavailable, the Board of Directors expects to designate a substitute for whom the proxies in the enclosed form are to be voted or to reduce the size of the Board accordingly. The nominee named below has been recommended for election by the Board of Directors. The nominee has served continuously since the year he joined the Corporation's Board. The Director will be elected by a plurality of the votes cast. Absten-tions and shares held in street name that are not voted in the election of the Director will not be included in determining the number of votes cast.

                                    NOMINEE

                                                               DIRECTOR OF
                                 PRINCIPAL OCCUPATION          CORPORATION
          NAME                   OR EMPLOYMENT DURING          CONTINUOUSLY
                                   LAST FIVE YEARS                SINCE     AGE
          ----                   --------------------          ------------ ---

         CLASS I (TO SERVE UNTIL 2003 ANNUAL MEETING OF SHAREHOLDERS)


 Hugh V. White, Jr.      Retired, Former Partner, Hunton &         1978      66
                         Williams (attorneys), Richmond, VA


                         DIRECTORS CONTINUING TO SERVE

                                                               DIRECTOR OF
                                 PRINCIPAL OCCUPATION          CORPORATION
                                 OR EMPLOYMENT DURING          CONTINUOUSLY
          NAME                     LAST FIVE YEARS                SINCE     AGE
          ----                   --------------------          ------------ ---

         CLASS II (TO SERVE UNTIL 2001 ANNUAL MEETING OF SHAREHOLDERS)


 Robert C. Greening, Jr. Vice President, General Manager of        1998      40
                         Neiman Marcus Northbrook (retailer)
                         (since 1994); former Vice
                         President, Divisional Merchandise
                         Manager of Neiman Marcus (1991-
                         1994), Dallas, TX

 John G. Wampler         President and Chief Executive             1989      41
                         Officer of Pulaski Furniture
                         Corporation (since February 14,
                         1997); former Chief Operating
                         Officer (1992-1997) of Pulaski
                         Furniture Corporation, Pulaski, VA

      CLASS III (TO SERVE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS)

 Harry J.G. van Beek     President, Klockner Capital               1996      65
                         Corporation (manufacturing
                         company), Gordonsville, VA

 Harry H. Warner         Chairman of the Board of Pulaski          1979      64
                         Furniture Corporation (since May 6,
                         1999); and Financial Consultant,
                         Lexington, VA

Harry H. Warner is a director of Chesapeake Corporation and Allied Research Corp. No other directorships are held by Directors of the Corporation in other companies registered under Section 12 or subject to the requirements of Sec-tion 15(d) of the Securities Exchange Act of 1934 or registered as an invest-ment company under the Investment Company Act of 1940.

The Board of Directors meets quarterly. During the last fiscal year, the Board held four regular meetings and two special meetings. No director, while he was a member of the Board, attended fewer than 75% of the meetings of the Board and any committee on which he served.

The Board has an Audit Committee and a Compensation Committee, and until July 29, 1999, the Board had a Stock Incentive Plan Committee. The Stock Incentive Plan Committee was dissolved effective July 29, 1999, and the duties of the Committee were moved back to the Compensation Committee. There are no other standing committees of the Board. No member of any of these committees is an employee of the Corporation or any of its subsidiaries.

Messrs. Greening, van Beek, and White currently comprise the Audit Committee. Mr. McCartney, whose resignation from the Board was effective May 24, 1999, was formerly a member of the Audit Committee and was present at the one meet-ing that convened during his service on the Board of Directors. The Audit Com-mittee met twice during fiscal 1999. The Audit Committee reviews and approves various internal accounting functions of the Corporation. The Audit Committee also reviews the year-end audit performed by the Corporation's auditors and meets with those auditors and Corporation personnel to discuss audit proce-dures and policies.

Messrs. Greening, van Beek, Warner and White currently comprise the Compensa-tion Committee. The Compensation Committee met once during fiscal 1999. The Compensation Committee, at the direction of the Board, undertakes studies and makes recommendations on matters of non stock-based executive compensation. Effective July 29, 1999, the Compensation Committee took on the responsibili-ties of administering the Corporation's Stock Incentive Plan.

Messrs. Greening, van Beek and Warner comprised the Stock Incentive Plan Com-mittee. The Stock Incentive Plan Committee met once during fiscal 1999, and was dissolved effective July 29, 1999. The Stock Incentive Plan Committee ad-ministered the Corporation's Stock Incentive Plan prior to dissolution; the Compensation Committee currently administers the Corporation's Stock Incentive Plan.

Employee Directors of the Corporation are not paid for their service on the Board of Directors. Other Directors receive an annual retainer of $10,000 for Board service and an attendance fee of $1,000, plus travel expenses, for each Board or committee meeting attended. The Chairman of the Board of Directors receives an additional retainer of $10,000 per year for Board service and an additional attendance fee of $1,000 for his attendance at each Board meeting. In addition, pursuant to the Corporation's Stock Incentive Plan for Non-Em-ployee Directors, each non-employee Director is entitled to receive 200 shares of Common Stock of the Corporation annually, as additional compensation for his service on the Board.

The Corporation entered into a Retirement and Consulting Agreement with Ber-nard C. Wampler, former Chairman of the Board and former Chief Executive Offi-cer, on March 2, 1999. The Agreement provided that Mr. Wampler was retiring as a member of the Board of Directors of the Corporation, but would remain a con-sultant to the Corporation for 3 years beginning the date of the Agreement. In consideration, the Corporation repurchased the 68,641 shares of common stock of Pulaski Furniture Corporation owned by Mr. Wampler for $21.70 per share, determined by the average closing price for the four weeks ended February 19, 1999. The Agreement further provides that the Corporation will pay Mr. Wampler a consulting fee totaling $325,855 in quarterly installments ending December 15, 2001.

On December 2, 1977, the Corporation entered into a deferred compensation agreement with Bernard C. Wampler, former Chairman of the Board and former Chief Executive Officer. The deferred compensation agreement provided that, beginning on the first day of the second month following the later of the month in which (a) Mr. Wampler attained the age of 65 or (b) Mr. Wampler's em-ployment by the Corporation ceased (otherwise than from his voluntary resigna-tion as Chief Executive Officer), the Corporation would pay Mr. Wampler, his designees or his estate $4,000 per month for a number of months equal to one-half of the number of months elapsed from May 1, 1956, to the later of the date Mr. Wampler attained the age of 65 or the date Mr. Wampler ceased to be employed by the Corporation. Mr. Wampler voluntarily resigned from his posi-tion as Chief Executive Officer of the Corporation in February of 1997. Pay-ments have been made under the agreement since Mr. Wampler's retirement.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 17, 1999, as to the beneficial ownership, direct or indirect, of the Corporation's Common Stock by all Directors and nominees for Director, the executive officers named in the Summary Compensation Table, all Directors and officers as a group, and all persons known by the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Stock:

                                Sole Voting   Shared Voting          Aggregate
                               and Investment and Investment         Percentage
            Name                 Power (1)      Power (2)     Total    Owned


-------------------------------------------------------------------------------
Harry J.G. van Beek                 1,300            -         1,300      *
Randolph V. Chrisley               39,312            -        39,312    1.4%
Ira S. Crawford                    33,671            -        33,671    1.2%
Robert C. Greening, Jr.               650            -           650      *
James H. Kelly                     50,263         1,554       51,817    1.8%
James W. Stout                     27,384            -        27,384      *
John G. Wampler                    68,483         5,040       73,523    2.5%
Harry H. Warner                     5,242            -         5,242      *
Hugh V. White, Jr.                  4,200         3,400        7,600      *
All Directors and Officers as     238,740         9,994      248,734    8.6%
 a group (12 persons)

David L. Babson & Company,        292,000            -       292,000   10.1%
 Inc. (3)
One Memorial Drive, Suite
 1100
Cambridge, MA 02142-1300

Dimensional Fund Advisors,
 Inc. (4)                         156,800            -       156,800    5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Franklin Resources, Inc. (5)      272,000            -       272,000    9.4%
777 Mariners Island Boulevard
San Mateo, CA 94404

* Less than 1%

(1) Includes 15,000 shares that may be acquired within 60 days under the Cor-poration's stock incentive plans and shares held in various fiduciary capaci-ties.

(2) Includes shares owned by relatives and in certain trust relationships. These shares may be deemed to be beneficially owned under Rules and Regula-tions of the Securities and Exchange Commission, but the inclusion of these shares does not constitute an admission of beneficial ownership.

(3) David L. Babson and Company Inc. ("Babson") is an investment adviser reg-istered with the U.S. Securities and Exchange Commission. Babson, in its ca-pacity as investment adviser, may be deemed the beneficial owner of 292,000 shares of common stock of Pulaski Furniture Corporation which are owned by nu-merous investment counseling clients. The information contained herein with respect to Babson is based solely on a Schedule 13G filed on April 9, 1999 with the U.S. Securities and Exchange Commission. A copy of this filing was received by the Corporation on April 19, 1999. Schedule 13G stated that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Corporation and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor reg-istered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other invest-ment vehicles, including commingling group trusts. (These investment companies and investment vehicles are the "Portfolio"). In its role as investment advisor and invest-ment manager, Dimensional possesses both voting and investment power over 156,800 shares of PULASKI FURNITURE CO., stock as of 9/30/99. The Portfolios own all securities reported in this statement, and Dimensional disclaims bene-ficial ownership of such securities.

(5) Franklin Resources, Inc., is an "Investment Advisor" based in California and organized in Delaware, and is the beneficial owner of 272,000 shares. The information contained herein with respect to Franklin Resources, Inc., is based solely on a Schedule 13G filed by said company with the Securities and Exchange Commission, a copy of which was received by the Corporation on Febru-ary 14, 1997. The Schedule 13G stated that the acquisition of such shares was in the ordinary course of business and that such shares were not acquired for the purpose of and do not have the effect of changing or influencing the con-trol of the Corporation and were not acquired in connection with or as a par-ticipant in any transaction having such purposes or effects.

                            EXECUTIVE COMPENSATION

The following table shows for the fiscal years ended October 31, 1999, Novem-ber 1, 1998, and November 2, 1997, the total compensation of the Chief Execu-tive Officer and each of the four next most highly compensated executive offi-cers of the Corporation (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                          Annual Compensation      Long Term Compensation
                      --------------------------- --------------------------
                                                   Restricted    All Other
                                           Other  Stock Awards  Compensation
                      Year Salary   Bonus  ($)(1)    ($)(2)        ($)(3)
                      ---- ------- ------- ------ ------------  ------------
John G. Wampler       1999 250,000 125,000 24,290   134,400(4)     13,020
President and CEO     1998 206,000 100,000 10,047   335,400        10,886
                      1997 200,000  15,000 11,304        -         10,251

Randolph V. Chrisley  1999 130,000  45,500 10,587    56,000(4)      7,536
Senior V.P., Sales    1998 115,360  40,376  6,127   139,750         6,821
                      1997 112,000  15,000  7,384        -          6,620

James H. Kelly        1999 130,000  45,500 10,587    56,000(4)      7,515
Senior V.P., Product  1998 115,360  40,376  6,127   139,750         6,800
Development           1997 112,000  15,000  7,384        -          6,599

Ira S. Crawford       1999 130,000  45,500 10,587    56,000(4)      7,574
Senior V.P.,          1998 103,000  36,050  6,127   139,750         6,433
Administration,       1997 100,000  15,000  7,384        -          6,082
Secretary

James W. Stout        1999 115,000  28,750  6,987    56,000(4)      6,420
V.P., Manufacturing   1998 103,000  36,050     -    139,750         5,833
                      1997 100,000  15,000     -         -          5,589

(1) "Other" Annual Compensation for 1999 represents the Corporation's payment of income taxes related to issuance of stock pursuant to the 1994 Stock Incen-tive Plan on behalf of each of the Named Executive Officers: Mr. John G. Wampler, $24,290; Mr. Chrisley, $10,587; Mr. Kelly, $10,587; Mr. Crawford, $10,587; Mr. Stout, $6,987.

(2) The Corporation awarded an aggregate of 32,475 shares of Restricted Stock in 1999, 48,100 shares in 1998, and no shares in 1997. Restricted Stock vests in 20% increments over a five-year period. Dividends are paid on Restricted Stock.

(3) "All Other Compensation" for 1999 includes the following: (a) the Corpora-tion's premium payments on life insurance policies for each of the Named Exec-utive Officers: Mr. John G. Wampler, $1,020; Mr. Chrisley, $1,296; Mr. Kelly, $1,275; Mr. Crawford, $1,334; and Mr. Stout, $900; and (b) the Corporation's 60% matching contribution under the Corporation's Salaried Employee's Stock Purchase Plan: Mr. John G. Wampler, $12,000; Mr. Chrisley, $6,240; Mr. Kelly, $6,240; Mr. Crawford, $6,240; and Mr. Stout, $5,520.

(4) The aggregate number of shares of Restricted Stock held by the Named Exec-utive Officers as of October 31, 1999, and the value of such shares were as follows: Mr. John G. Wampler, 37,650, $689,906; Mr. Chrisley, 18,750, $328,781; Mr. Kelly, 18,750, $328,781; Mr. Crawford, 18,750, $328,781; Mr.
Stout, 10,000, $195,750.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth the information with respect to the Named Exec-utive Officers concerning their exercise of options and SARs during 1999, and unexercised options and SARs held by them on October 31, 1999.

                      AGGREGATED OPTION/SAR EXERCISES IN
                          LAST FISCAL YEAR AND FY-END
                               OPTIONS/SAR VALUE

                                                      NUMBER OF
                                                     SECURITIES       VALUE OF
                                                     UNDERLYING      UNEXERCISED
                                                     UNEXERCISED    IN-THE-MONEY
                                                   OPTIONS/SARS AT OPTIONS/SARS AT
                                                     FY-END (#)    FY-END ($) (1)
                      SHARES ACQUIRED    VALUE      EXERCISABLE/    EXERCISABLE/
       NAME           ON EXERCISE (#) REALIZED ($)  UNEXERCISABLE   UNEXERCISABLE
       ----           --------------- ------------ --------------- ---------------
John G. Wampler             -0-           -0-           5,000          3,125E
Randolph V. Chrisley        -0-           -0-           2,500             -0-
James H. Kelly              -0-           -0-           5,000          3,125E
Ira S. Crawford             -0-           -0-           2,500             -0-
James W. Stout              -0-           -0-             -0-             -0-

(1) The value of unexercised in-the-money options/SAR's represents the posi-tive spread between the October 29, 1999 closing price of the Corporation's Common Stock and the exercise price of any unexercised options/SAR's.

                              RETIREMENT BENEFITS

The following table illustrates the estimated aggregate annual retirement ben-efits payable under the Corporation's funded retirement plan to covered par-ticipants (including the Named Executive Officers) retiring at age 65, deter-mined as of October 31, 1999, to persons with specified earnings and years of benefit service.

                              PENSION PLAN TABLE

 FINAL AVERAGE            ESTIMATED ANNUAL RETIREMENT BENEFIT AT 65 UNDER PLAN
    EARNINGS                            YEARS OF CREDITED SERVICE
------------------------ -------------------------------------------------------
                           10      15      20      25      30      35      40
$50,000.................   2,789   4,184   5,578   6,973   8,368   8,368   8,368
$100,000................   6,956  10,434  13,912  17,390  20,868  20,868  20,868
$150,000................  11,123  16,684  22,245  27,806  33,368  33,368  33,368
$200,000................  12,717  18,182  24,927  31,673  38,351  39,286  44,839
$250,000................  14,272  21,228  29,922  38,617  47,312  50,194  56,143
$300,000................  15,633  24,148  34,791  45,435  56,079  60,911  67,447
$350,000................  15,633  25,707  38,300  50,892  63,485  70,266  78,751

The above amounts are stated as payments in the form of straight-life annuity. The amounts are subject to a reduction for social security benefits and de-ferred compensation arrangements. Final Average Earnings are defined as the average of the highest five consecutive years' salary and bonus. The years of credited service for John G. Wampler, Ira S. Crawford, Randolph V. Chrisley, James H. Kelly and James W. Stout as of October 31, 1999, were 19, 22, 30, 31, and 27, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Corporation adopted a nonqualified and unfunded supplemental executive retirement plan to provide key management employees, designated by the Board of Directors, a benefit of 70% of the aver-age of the employee's highest five consecutive years' compensation offset by the employee's benefits entitlement under other pension plans, social security and deferred compensation plans with the Corporation. It is anticipated that all of the Named Executive Officers of the Corporation will participate in the supplemental executive retirement plan and that, except upon approval by the Board of Directors, receipt of benefits under the plan will be conditioned upon employment with the Corporation until at least age 65.

                     REPORT OF THE COMPENSATION COMMITTEE

The members of the Compensation Committee are all non-employee Directors of the Corporation. The Compensation Committee administers the non stock-based components of the Corporation's executive compensation program which consists of two elements: base salary and cash-based incentive compensation. Effective July 29, 1999 the Compensation Committee administers the Corporation's Stock Incentive Plan, from which the stock-based incentive compensation is derived. The overall objectives of the Corporation's executive compensation program are:

 . to provide a total compensation package that will enable the Corporation to attract and retain qualified executives;

 . to reward executives for achieving corporate and personal performance goals;
  and

 . to align executives' financial interests with the interests of the Corpora-tion's shareholders by encouraging executive stock ownership.

BASE SALARY

The Compensation Committee recommends for Board consideration base salaries based on (i) an evaluation of each executive's contributions to the achieve-ment of corporate performance goals; (ii) each executive's time in service and level of responsibility; and (iii) the inflation rate.

CASH-BASED INCENTIVE COMPENSATION

The Compensation Committee awards annual cash-based incentive compensation to executive officers pursuant to the Corporation's Production Bonus Plan, Admin-istrative Bonus Plan and the Bonus Plan for the Chief Executive Officer of the Corporation.

The Production Bonus Plan provides that key production personnel of the Corpo-ration may earn cash bonuses equal to a percentage of annual base salary (not to exceed 35%) based upon the Corporation's earnings performance, the attain-ment of certain plant production variances and the achievement of personal performance objectives established by the Chief Executive Officer.

The Administrative Bonus Plan provides that key administrative personnel of the Corporation, including executive officers, may earn cash bonuses equal to a percentage of annual base salary (not to exceed 35%) based upon the Corpora-tion's earnings performance and the achievement of personal performance objec-tives established by the Chief Executive Officer.

The Bonus Plan for the Chief Executive Officer of the Corporation provides that the Chief Executive Officer may earn a cash bonus equal to a percentage of annual base salary (not to exceed 50%) based on the Corporation's earnings performance and the Chief Executive Officer's achievement of personal perfor-mance objectives. For the fiscal year 1999, the Compensation Committee recom-mended that Mr. John G. Wampler be awarded a bonus of $125,000 under this Plan. This award represents the Compensation Committee's evaluation of Mr. Wampler's contribution to the Corporation's performance during 1999. The bonus award reflects the Compensation Committee's view that the Chief Executive Of-ficer's performance during the year has been excellent, with concentration on marketing, sales, product development and operations, as well as realization of opportunities in the import division.

STOCK-BASED INCENTIVE COMPENSATION

The Committee awards the executive officers stock-based incentive compensation pursuant to the Corporation's November, 1994 Stock Incentive Plan (the "Stock Plan"). Under the Stock Plan, the former Stock Incentive Plan Committee, prior to being dissolved and its duties being moved back to the Compensation Commit-tee, made Incentive Awards to the executive officers of the Corporation whereby such officers could receive awards of Restricted Stock if the Corpora-tion achieved certain levels of earnings per share in fiscal 1999. Based upon the earnings for fiscal 1999, Mr. John G. Wampler received 8,400 shares under the plan, and Messrs. Chrisley, Crawford, Kelly and Stout each received 3,500 shares under the plan.

                            STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assum-ing reinvestment of dividends) to Pulaski Furniture Corporation's shareholders during the five-year period ended October 31, 1999, as compared with the NASDAQ Non-financial Index and the Media-General Industry Peer Group Index.











                           [STOCK PERFORMANCE GRAPH]

                                                                                  Media-General
                   Pulaski Furniture               NASDAQ/Non-financial index    Industry Peers
10-94                     $100                                  $100                 $100
10-95                       87                                   119                  110
10-96                       86                                   139                  135
10-97                      108                                   183                  193
10-98                      124                                   206                  199
10-99                       95                                   341                  222

* Total return assumes reinvestments of dividends

** Assumes $100 invested October 31, 1994

The industry peer group is comprised of the following 9 companies whose primary business is the manufacture of wood household furniture: Bassett Furniture In-dustries, Bush Industries Inc., Chromcraft Revington Inc., DMI Furniture Inc., Ethan Allen Interiors, Furniture Brands International, Ladd Furniture Inc., O'Sullivan Industries & Holdings Inc., and Stanley Furniture Inc. Insilco Hold-ings Co., and Meadowcraft Inc. are no longer included in the industry peer group, these companies were acquired by investment groups and are no longer public companies.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based on a review of the reports of changes in beneficial ownership of Com-mon Stock and written representations furnished to the Corporation, the Corpo-ration believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended October 31, 1999, except that Messrs. van Beek and Greening each had one late report on Form 4, with a single trans-action.

               INFORMATION CONCERNING THE CORPORATION'S AUDITORS

The Corporation's financial statements for the 1999 fiscal year were examined by Ernst & Young LLP. The Board of Directors of the Corporation has not yet proposed to select Ernst & Young LLP to continue as the independent auditors of the financial statements of the Corporation for the 2000 fiscal year. Pro-posals for the services are being solicited to ensure that competitive rates are being realized.

                        MATTERS TO BE PRESENTED AT THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder wishing to make a proposal to be acted upon at the annual meeting of shareholders in 2001 must present such proposal in writing to the Corporation at its principal executive office in Pulaski, Virginia, no later than September 7, 2000.

                                 OTHER MATTERS

The Corporation's Annual Report on Form 10-K filed with the Securities and Ex-change Commission is available to shareholders, without charge, upon request to the Secretary of the Corporation, P.O. Box 1371, Pulaski, Virginia 24301.

As of the date of this proxy statement, management of the Corporation knows of no business that will be presented for consideration at the meeting other than that stated in the notice of the meeting. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the best judgement of the person or persons voting the proxies.

Shareholders, whether or not they expect to attend the meeting in person, are requested to date and sign the enclosed proxy and return it to the Corpora-tion. Please sign exactly as your name appears on the accompanying proxy. The proxy is revocable at any time before it is exercised at the meeting.

                                          IRA S. CRAWFORD
                                          Secretary

January 12, 2000

                     -------------------------------------
                     -------------------------------------





                                     NOTICE
                                       OF
                                 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                                      AND
                                PROXY STATEMENT






                             ---------------------



                                     TIME:
                           Friday, February 11, 2000
                                 At 10:00 a.m.

                                     PLACE:
                            Wyndham Roanoke Airport
                      (Formerly Roanoke Airport Marriott)
                               Roanoke, Virginia




                             ---------------------



                                    PULASKI
                                   FURNITURE
                                  CORPORATION



                     -------------------------------------

                     -------------------------------------

     PULASKI
     FURNITURE
     CORPORATION                         PULASKI, VIRGINIA 24301

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints John G. Wampler, Harry J.G. van Beek, and Robert C. Greening, Jr. and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes each of them to vote as designated below all the shares of Common Stock of Pulaski Furniture Corporation held of record by the undersigned on December 17, 1999 at the annual meeting of shareholders to be held on February 11, 2000 or any adjournment thereof.

1. ELECTION OF DIRECTORS for the terms specified in the Proxy Statement.

      [_] FOR nominee listed below                         [_] WITHHOLD
          for nominee listed below                             AUTHORITY to vote


                               Hugh V. White, Jr.


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
                     IN THE MANNER DIRECTED HEREIN BY THE
              UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,
                   THIS PROXY WILL BE VOTED FOR  PROPOSAL 1.

  Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             ---------------------------------
                                             Signature

                                             ---------------------------------
                                             Signature

                                             Date_________________________2000
                                                --------------------------

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE